Exhibit 99.1

Ciena Reports Unaudited Fiscal Fourth Quarter 2008 and Year-End Results

Delivers 16% year-over-year revenue growth and annual GAAP gross margin of 50%

LINTHICUM, Md.--(BUSINESS WIRE)--December 11, 2008--Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited results for its fiscal fourth quarter and year ended October 31, 2008. Revenue for the year totaled $902.4 million, representing an increase of 16% over revenue of $779.8 million for fiscal 2007. For the fiscal fourth quarter 2008, Ciena reported revenue of $179.7 million, representing a 29% sequential decrease from fiscal third quarter 2008 revenue of $253.2 million, and a decrease of 17% over the same period a year ago when Ciena reported revenue of $216.2 million.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net income for fiscal year 2008, was $38.9 million, or $0.42 per diluted common share. This compares to a GAAP net income of $82.8 million, or $0.87 per diluted common share, for fiscal year 2007. For the fiscal fourth quarter ended October 31, 2008, Ciena’s reported GAAP net loss was $(25.4) million, or $(0.28) per common share. This compares to fiscal third quarter 2008 GAAP net income of $11.7 million, or $0.12 per diluted common share, and a reported GAAP net income of $30.4 million, or $0.30 per diluted common share, for the same period a year ago.

Ciena’s adjusted (non-GAAP) net income for fiscal year 2008 was $122.5 million, or $1.17 per diluted common share. This compares to an adjusted (non-GAAP) net income of $134.5 million, or $1.39 per diluted common share, for fiscal year 2007. For the fiscal fourth quarter ended October 31, 2008, Ciena’s reported adjusted (non-GAAP) net loss was $(9.2) million, or $(0.10) per common share. This compares to fiscal third quarter 2008 adjusted (non-GAAP) net income of $39.8 million, or $0.37 per diluted common share, and adjusted (non-GAAP) net income of $50.3 million, or $0.48 per diluted common share, for the same period a year ago. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

“While our fiscal fourth quarter results clearly demonstrate the effects of a challenging macroeconomic and industry environment, Ciena made meaningful strategic progress during the year and delivered a strong fiscal 2008,” said Gary Smith, Ciena’s president and CEO. “In addition to 16% annual revenue growth, we also improved our gross margin over fiscal 2007; invested significantly in our business while maintaining our as-adjusted operating margin; and, generated $117.6 million in cash from operations during the year.”

Fiscal 2008 Performance Highlights

  Achieved annual revenue growth of 16%.
  Expanded our global footprint with non-US customers contributing 35% of revenue.
  Attained an annual overall GAAP gross margin of 50% with product gross margin of 53% and services gross margin of 28%.
  Delivered GAAP income from operations of 2% of revenue and adjusted (non-GAAP) income from operations of 11% of revenue.
  Generated $117.6 million cash from operations.
  Ended the year with cash, cash equivalents and short- and long-term investments of $1.1 billion.

Fourth Quarter 2008 Customer and Product Highlights

  Telecom Argentina selected the CN 4200® FlexSelect® Advanced Services Platform with G10 and G10X Ethernet Service Modules for an extensive network upgrade and expansion.
  Sprint selected Ciena’s Carrier Ethernet platforms as one of the backhaul solutions for the operator’s 4G WiMAX network for XOHM™ wide area mobile broadband services.
  XO Communications selected Ciena’s CN 4200 FlexSelect Advanced Services Platform to support the delivery of on-demand, high-bandwidth optical metro transport services and deployed Ciena’s Carrier Ethernet Service Delivery Switches throughout its metropolitan networks as part of the service provider’s new Ethernet Hub service.
  Ciena announced new feature-rich enhancements to its Carrier Ethernet Service Delivery portfolio including the new CN 3911 Service Delivery Switch and the new CN 3920 Service Delivery Switch.
  American Fiber Systems (AFS) deployed Ciena’s remotely programmable CN 4200 FlexSelect Advanced Services Platform to add managed and dedicated wavelength services to its service portfolio.
  Saint Francis Hospital and Medical Center deployed the CN 4200 FlexSelect Advanced Services Platform to optimize patient care through high-performance connectivity across its hospital and data center facilities in Connecticut.
  AboveNet, Inc. and XO became among the first of Ciena’s BizConnect partners to be designated as Managed Services Provider partners.

Business Outlook

“Longer term, we believe that underlying capacity demands and our customers’ business need to transition to more efficient networks remain fundamental demand drivers for our business,” said Smith. “Our short-term visibility is limited, however, as the rapidly unfolding macroeconomic climate causes increased capex scrutiny among our customers.”

“While we expect the current, challenging environment will persist through 2009, our goal and our focus is to manage our business to be both profitable on an as-adjusted basis and cash-flow positive for the year,” said Smith. “At this time, our best estimate is that our fiscal first quarter 2009 revenue will be in a range of $170 million to $185 million.”

Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2008 and Year-End Results

Ciena will host a discussion of its unaudited fiscal fourth quarter 2008 and year end results with investors and financial analysts today, Thursday, December 11, 2008 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on September 5, 2008. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: Longer term, we believe that underlying capacity demands and our customers’ business need to transition to more efficient networks remain fundamental demand drivers for our business; while we expect the current, challenging environment will persist through 2009, our goal and our focus is to manage our business to be both profitable on an as-adjusted basis and cash-flow positive for the year; and at this time our best estimate is that our fiscal first quarter 2009 revenue will be in a range of $170 million to $185 million. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Annual and Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expense, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in the transition to service-driven networks. We provide flexible platforms, intelligent software and professional services to help our customers use their networks to fundamentally change the way they compete. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website at www.ciena.com.

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended October 31,		Year Ended October 31,
	2007	2008	2007	2008

Revenue:
Products	$193,652	$149,783	$695,289	$791,415
Services	22,538	29,871	84,480	111,033
Total revenue	216,190	179,654	779,769	902,448
Costs:
Products	87,185	75,857	337,866	371,238
Services	19,859	22,666	79,634	80,283
Total cost of goods sold	107,044	98,523	417,500	451,521
Gross profit	109,146	81,131	362,269	450,927

Operating Expenses
Research and development	34,130	47,142	127,296	175,023
Selling and marketing	32,655	40,379	118,015	152,018
General and administrative	13,686	14,603	50,248	68,639
Amortization of intangible assets	6,465	8,363	25,350	32,264
Restructuring cost (recoveries)	(39)	1,110	(2,435)	1,110
Gain on lease settlement	(4,871)	-	(4,871)	-
Total operating expenses	82,026	111,597	313,603	429,054
Income (loss) from operations	27,120	(30,466)	48,666	21,873
Interest and other income (expense), net	25,277	3,851	76,483	36,762
Interest expense	(7,769)	(1,853)	(26,996)	(12,927)
Realized (loss) gain on marketable debt investments	(13,013)	13	(13,013)	(5,101)
Gain on early extinguishment of debt	-	932	-	932
Gain on equity investments, net	-	-	592	-
Income (loss) before income taxes	31,615	(27,523)	85,732	41,539
Provision (benefit) for income taxes	1,205	(2,127)	2,944	2,645
Net income (loss)	$30,410	$(25,396)	$82,788	$38,894

Basic net income (loss) per common share	$0.35	$(0.28)	$0.97	$0.44

Diluted net income (loss) per common share and dilutive potential common share	$0.30	$(0.28)	$0.87	$0.42

Weighted average basic common shares outstanding	86,241	90,413	85,525	89,146

Weighted average basic common and dilutive potential common shares outstanding	108,812	90,413	99,604	110,605

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

ASSETS
	October 31,
Current assets:	2007	2008
Cash and cash equivalents	$892,061	$550,669
Short-term investments	822,185	366,336
Accounts receivable, net	104,078	138,441
Inventories	102,618	93,452
Prepaid expenses and other	47,817	35,888
Total current assets	1,968,759	1,184,786
Long-term investments	33,946	156,171
Equipment, furniture and fixtures, net	46,671	59,967
Goodwill	232,015	455,673
Other intangible assets, net	67,144	92,249
Other long-term assets	67,738	75,748
Total assets	$2,416,273	$2,024,594

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$55,389	$44,761
Accrued liabilities	90,922	96,143
Restructuring liabilities	1,026	1,668
Income taxes payable	7,768	-
Deferred revenue	33,025	36,767
Convertible notes payable	542,262	-
Total current liabilities	730,392	179,339
Long-term deferred revenue	30,615	37,660
Long-term restructuring liabilities	3,662	2,557
Other long-term obligations	1,450	8,089
Convertible notes payable	800,000	798,000
Total liabilities	1,566,119	1,025,645
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 140,000,000 and 290,000,000 shares authorized; 86,752,069 and 90,470,803 shares issued and outstanding	868	905
Additional paid-in capital	5,519,741	5,629,498
Changes in unrealized gains on investments, net of income taxes	350	(1,129)
Translation adjustment	(1,593)	(146)
Accumulated deficit	(4,669,212)	(4,630,179)
Total stockholders' equity	850,154	998,949
Total liabilities and stockholders' equity	$2,416,273	$2,024,594

CIENA CORPORATION
CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	October 31,
	2007	2008
Cash flows from operating activities:
Net income	$82,788	$38,894
Adjustments to reconcile net income to net cash provided by operating activities:
Early extinguishment of debt	-	(932)
Amortization of discount on marketable debt securities	(14,191)	(2,878)
Loss from marketable debt securities	13,013	5,101
Depreciation and amortization of leasehold improvements	12,833	18,599
Share-based compensation	19,572	31,428
Amortization of intangibles	29,220	37,956
Deferred tax provision	-	1,640
Provision for inventory excess and obsolescence	12,180	18,325
Provision for warranty	12,743	15,336
Other	2,544	5,243
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	3,094	(32,471)
Inventories	(8,713)	3,713
Prepaid expenses and other	(20,568)	1,649
Accounts payable, accruals and other obligations	(60,524)	(23,945)
Income taxes payable	1,787	(7,655)
Deferred revenue	22,964	7,616
Net cash provided by operating activities	108,742	117,619
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(32,105)	(29,998)
Change in restricted cash	(13,277)	1,340
Purchase of available for sale securities	(864,012)	(571,511)
Proceeds from maturities of available for sale securities	989,705	901,433
Minority equity investments, net	(181)	-
Acquisition of business, net of cash acquired	-	(210,016)
Net cash provided by investing activities	80,130	91,248
Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	500,000	-
Repurchase of 3.75% convertible notes payable	-	(542,262)
Repurchase of 0.25% convertible notes payable	-	(1,034)
Debt issuance costs	(11,750)	-
Purchase of call spread option	(42,500)	-
Repayment of indebtedness of acquired business	-	(12,363)
Excess tax benefit from employee stock option plans	-	318
Proceeds from issuance of common stock	36,835	5,776
Net cash provided by (used in) financing activities	482,585	(549,565)
Effect of exchange rate changes on cash and cash equivalents	440	(694)
Net increase (decrease) in cash and cash equivalents	671,897	(341,392)
Cash and cash equivalents at beginning of period	220,164	892,061
Cash and cash equivalents at end of period	$892,061	$550,669
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest expense	$21,504	$15,339
Income taxes	$1,157	$3,120
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$3,062	$2,316
Value of common stock issued in acquisition	$-	$62,359
Fair value of vested options assumed in acquisition	$-	$9,912

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Quarterly Measures

	Quarter Ended
	October 31,	July 31,	October 31,
	2007	2008	2008

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$109,146	$125,631	$81,131
Share-based compensation-product	543	1,042	604
Share-based compensation-services	217	404	370
Amortization of intangible assets	-	1,139	683
Fair value adjustment of acquired inventory	-	4,278	-
Total adjustments related to gross profit	760	6,863	1,657
Adjusted (non-GAAP) gross profit	$109,906	$132,494	$82,788
Adjusted (non-GAAP) gross profit percentage	51%	52%	46%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$82,026	$110,678	$111,597
Stock compensation research and development	836	2,198	1,603
Stock compensation sales and marketing	1,920	2,930	2,512
Stock compensation general and administrative	1,824	2,343	1,859
Amortization of intangible assets	6,465	8,671	8,363
Restructuring cost (recoveries)	(39)	-	1,110
Gain on lease settlements	(4,871)	-	-
Total adjustments related to operating expense	6,135	16,142	15,447
Adjusted (non-GAAP) operating expense	$75,891	$94,536	$96,150

Income (Loss) from Operations Reconciliation (GAAP/non-GAAP)
GAAP income (loss) from operations	$27,120	$14,953	$(30,466)
Total adjustments related to gross profit	760	6,863	1,657
Total adjustments related to operating expense	6,135	16,142	15,447
Adjusted (non-GAAP) income (loss) from operations	$34,015	$37,958	$(13,362)
Adjusted (non-GAAP) operating margin percentage	16%	15%	(7%)

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net (loss) income	$30,410	$11,723	$(25,396)
Total adjustments related to gross profit	760	6,863	1,657
Total adjustments related to operating expense	6,135	16,142	15,447
Realized loss (gain) on marketable debt investments, net	13,013	$5,114	(13)
Gain on early extinguishment of debt	-	-	(932)
Adjusted (non-GAAP) net income (loss)	$50,318	$39,842	(9,237)

Weighted average basic common shares outstanding	86,241	90,216	90,413
Weighted average basic common and dilutive potential common shares outstanding	108,812	111,681	90,413

Net Income (Loss) per Common Share (GAAP/non-GAAP)
GAAP diluted net income (loss) per common share [1]	$0.30	$0.12	$(0.28)
Adjusted (non-GAAP) diluted net income (loss) per common share [1]	$0.48	$0.37	$(0.10)

1 Note that calculating GAAP and adjusted (non-GAAP) diluted earnings per common share requires adding to net income interest expense of approximately $2.0 and $1.9 million (associated with Ciena’s 0.25% and 0.875% convertible senior notes) in the fiscal fourth quarter of 2007 and fiscal third quarter of 2008 respectively.

APPENDIX A - Reconciliation of Adjusted (Non-GAAP) Annual Measures

	Year Ended
	October 31,	October 31,
	2007	2008

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$362,269	$450,927
Share-based compensation-product	1,257	2,953
Share-based compensation-services	920	1,412
Amortization of intangible assets	-	1,822
Fair value adjustment of acquired inventory	-	5,344
Total adjustments related to gross profit	2,177	11,531
Adjusted (non-GAAP) gross profit	$364,446	$462,458
Adjusted (non-GAAP) gross profit percentage	47%	51%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$313,603	$429,054
Stock compensation research and development	3,649	7,264
Stock compensation sales and marketing	6,724	10,928
Stock compensation general and administrative	6,440	8,644
Amortization of intangible assets	25,350	32,264
Litigation settlement	2,250	7,700
Restructuring cost (recoveries)	(2,435)	1,110
Gain on lease settlements	(4,871)	-
Total adjustments related to operating expense	37,107	67,910
Adjusted (non-GAAP) operating expense	$276,496	$361,144

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$48,666	$21,873
Total adjustments related to gross profit	2,177	11,531
Total adjustments related to operating expense	37,107	67,910
Adjusted (non-GAAP) income from operations	$87,950	$101,314
Adjusted (non-GAAP) operating margin percentage	11%	11%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$82,788	$38,894
Total adjustments related to gross profit	2,177	11,531
Total adjustments related to operating expense	37,107	67,910
Realized loss on marketable debt investments, net	13,013	5,101
Gain on early extinguishment of debt	-	(932)
Gain on equity investments, net	(592)	-
Adjusted (non-GAAP) net income	$134,493	$122,504

Weighted average basic common shares outstanding	85,525	89,146
Weighted average basic common and dilutive potential common shares outstanding	99,604	110,605

Net Income per Common Share (GAAP/non-GAAP)
GAAP diluted net income per common share [2]	$0.87	$0.42
Adjusted (non-GAAP) diluted net income per common share [2]	$1.39	$1.17

2 Note that calculating GAAP and adjusted (non-GAAP) diluted earnings per common share requires adding to net income interest expense of approximately $4.1 million and $7.4 million (associated with Ciena’s 0.25% and 0.875% convertible senior notes) in 2007 and 2008 respectively.

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation cost – a non-cash expense incurred in accordance with SFAS 123(R).
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Fair value adjustment of acquired inventory – an infrequent charge required by purchase accounting rules resulting from the revaluation of finished goods inventory acquired from World Wide Packets to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $5.3 million increase in cost of goods sold during the fiscal year 2008.
  Litigation settlement – included in general and administrative expenses during fiscal years 2007 and 2008 were $2.3 million and $7.7 million in expense associated with litigation settlements respectively that Ciena believes are not reflective of its ongoing operating costs.
  Restructuring costs (recoveries) – infrequent costs (recoveries) incurred as the result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities, including new segment opportunities within the overall market, which Ciena believes are not reflective of its ongoing operating costs.
  Gain on lease settlements – an infrequent gain unrelated to normal operations resulting from the termination of lease obligations for an unused facility.
  Realized loss on marketable debt investments – an infrequent loss related to Ciena’s investments in commercial paper issued by two structured investment vehicles (SIVs) exposed to market risks stemming from mortgage-related assets. Ciena realized a $13.0 million and $5.1 million loss in fiscal 2007 and 2008, respectively, related to these two investments.
  Gain on early extinguishment of debt – an infrequent gain related to the early extinguishment of outstanding debt.

CONTACT:
Ciena Corporation
Press Contact:
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investor Contact:
Marie Downing, 888-243-6223
ir@ciena.com